Exhibit 4.1

VISTRA OPERATIONS COMPANY LLC,
as Issuer

INDENTURE

Dated as of April 22, 2026

Wilmington Trust, National Association,
as Trustee

CROSS-REFERENCE TABLE

This Cross-Reference Table is not part of the Indenture.

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.09
(a)(2)	7.09
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.09
(b)	7.09
311(a)	7.11
(b)	7.11
312(a)	2.05
(b)	12.15
(c)	12.15
313(a)	7.10
(b)(1)	N.A.
(b)(2)	7.10
(c)	7.10; 12.01
(d)	7.10
314(a)	4.03; 12.01; 12.03
(b)	N.A.
(c)	N.A.
(c)(1)	12.02
(c)(2)	12.02
(c)(3)	N.A.
(d)	N.A.
(e)	12.03
(f)	N.A.
315(a)	7.01
(b)	7.05; 12.01
(c)	7.01
(d)	7.01
(e)	6.11
316(a)	2.11
(a)(1)(A)	6.04
(a)(1)(B)	6.03
(a)(2)	N.A.
(b)	6.10
(c)	[2.14]
317(a)(1)	6.06
(a)(2)	6.08
(b)	2.04
318(a)	12.16
(b)	N.A.
(c)	12.16

-i-

-ii-

-iii-

-iv-

INDENTURE, dated as of April 22, 2026, by and between Vistra Operations Company LLC, a Delaware limited liability company, as the issuer (the “Company”) and Wilmington Trust, National Association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined herein) of the Securities issued pursuant to this Indenture:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01         Definitions.

For all purposes of this Indenture, the following terms shall have the respective meanings set forth in this Section. For purposes of any series of Securities issued under this Indenture, the Supplemental Indenture in respect of such series of Securities will specify the defined terms to be used therein, which may include some or all of the terms contained in this Section 1.01.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Law” means, as to any Person, any ordinance, law, treaty, rule or regulation or any determination, ruling or other directive by and from an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property is subject.

“Asset Disposition” means “Disposition” as defined in the Credit Agreement as in effect on the applicable Issue Date.

“Attributable Debt” means, in respect of a sale and leaseback transaction, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Authorized Officer” means, with respect to (a) delivering an Officer’s Certificate pursuant to this Indenture, the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer, the principal accounting officer or any other person of the Company having substantially the same responsibilities as the aforementioned officers, and (b) any other matter in connection with this Indenture, the chief executive officer, the chief financial officer, the treasurer, any assistant treasurer, the general counsel or a responsible financial or accounting officer of the Company.

“Bankruptcy Law” means Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended from time to time, or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

 “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Board of Directors” means:

(a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(b) with respect to a partnership, the board of directors of the general partner of the partnership;

(c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means, unless otherwise provided by a Supplemental Indenture hereto for a particular series of Securities, each day other than a Saturday, a Sunday or a day on which banking institutions in New York City (and, with respect to payments, in the place of payment) are authorized or required by law to remain closed.

“Capital Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(a) in the case of a corporation, corporate stock;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means “Cash Equivalents” as defined in the Credit Agreement as in effect on the date of this Indenture.

“Company” means Vistra Operations Company LLC and any and all successors thereto.

“Company Order” means a written order signed in the name of the Company by one Authorized Officer.

“Consolidated EBITDA” means “Consolidated EBITDA” as defined in the Credit Agreement as in effect on the date of this Indenture.

“Consolidated Secured Net Leverage Ratio” means, on any date of determination, the ratio of (a) Consolidated Senior Secured Net Debt on such date to (b) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that (1) any Person that is a Restricted Subsidiary on such date of determination will be deemed to have been a Restricted Subsidiary at all times during such four-quarter reference period and (2) any Person that is not a Restricted Subsidiary on such date of determination will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter reference period.

For purposes of calculating the Consolidated Secured Net Leverage Ratio, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made (i) during the applicable Test Period and (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Company or any Restricted Subsidiary since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this definition, then the Consolidated Secured Net Leverage Ratio shall be calculated to give pro forma effect thereto in accordance with this definition.

In the event that the Company or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculation of the Consolidated Secured Net Leverage Ratio (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (x) during the applicable Test Period or (y) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of such ratio is made, then the Consolidated Secured Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period.

Whenever pro forma effect is to be given to a Specified Transaction or implementation of an operating initiative, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company and include, for the avoidance of doubt, the amount of cost savings, operating expense reductions, other operating improvements and synergies are reasonably identifiable, factually supportable and projected by the Company in good faith to be reasonably anticipated to be realizable within 24 months after the closing date of such Specified Transaction or implementation of an operating initiative (provided, that to the extent any such operational changes are not associated with a transaction, such changes shall be limited to those for which all steps have been taken for realizing such savings and are factually supportable, reasonably identifiable and supported by an Officer’s Certificate delivered to the Trustee) (calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of such period as if such cost savings, operating expense reductions, other operating improvements and synergies were realized during the entirety of such period) relating to such Specified Transaction, net of the amount of actual benefits realized during such period from such actions; provided that any increase in Consolidated EBITDA as a result of cost savings, operating expense reductions, other operating improvements and synergies shall be subject to the limitations set forth in the definition of “Consolidated EBITDA.”

“Consolidated Senior Secured Net Debt” means, as of any date of determination, (a) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries, consisting only of Indebtedness for borrowed money, obligations in respect of Capital Lease Obligations, Attributable Debt and debt obligations evidenced by promissory notes or similar instruments, that is secured by a Lien on any asset or property of the Company or any Restricted Subsidiary outstanding on such date, determined on a consolidated basis in accordance with GAAP minus (b) the aggregate amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries on a consolidated basis; provided that Consolidated Senior Secured Net Debt shall not include Indebtedness (1) in respect of (i) any cash collateralized letter of credit, or (ii) any other letter of credit, except to the extent of unreimbursed amounts drawn thereunder, (2) of Excluded Subsidiaries (but, for the avoidance of doubt, not secured guarantees of such Indebtedness by the Company or the Guarantors) or (3) in respect of hedging obligations.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.01 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means the credit agreement entered into on October 3, 2016 (as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time), among the Company, as borrower, Vistra Intermediate Company LLC, Citibank, N.A., as administrative agent and as collateral agent, various lenders and letter of credit issuers party thereto, and the other parties named therein.

“Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

“Default” means any event, act or condition which with notice or lapse of time, or both, would (without cure or waiver hereunder) constitute an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof. Definitive Securities with respect to each series of Securities will be in the form specified in the Supplemental Indenture pursuant to which such series of Securities is created.

“Depository” means DTC, its nominees and their respective successors. If at any time there is more than one such person acting as Depository, “Depository” as used with respect to the Securities of any series shall mean the Depository with respect to the Securities of such series.

“Derivative Instrument”, with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Securities (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Securities and/or the creditworthiness of the Company or Vistra (the “Performance References”).

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities mature.

“Domestic Subsidiary” means any Subsidiary of the Company that was incorporated or organized under the laws of the United States, any state thereof or the District of Columbia.

“DTC” means The Depository Trust Company.

“Eligible Subsidiaries” means the Wholly Owned Domestic Subsidiaries.

“Environmental Law” means any applicable federal, state, foreign or local statute, law, rule, regulation, ordinance, code or rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including without limitation any binding judicial or administrative order, consent decree or judgment, relating to the environment, or to human health or safety (in each case to the extent relating to exposure to Hazardous Materials) or Hazardous Materials.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” means “Excluded Subsidiary” as defined in the Credit Agreement as in effect on the applicable Issue Date.

“Fitch” means Fitch Ratings, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Foreign Subsidiary” of any Person means any Subsidiary of such Person that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided, however, that, if (a) any operating lease would be recharacterized as a capital lease due to changes in the accounting treatment of such operating leases under GAAP since the applicable Issue Date, then, solely with respect to the accounting treatment of any such lease, GAAP shall be interpreted as it was in effect on such Issue Date and (b) if the Company notifies the Trustee that it desires to eliminate the effect of any change occurring after the applicable Issue Date in GAAP or in the application thereof on the operation of any provision of the Indenture, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Global Securities” means, individually and collectively, each Security deposited with or on behalf of and registered in the name of the Depository for such series or its nominee, issued in accordance with Section 2.01 hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the Company’s option.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity or authority exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, including a central bank, stock exchange, or any governmental or non-governmental authority regulating the generation and/or transmission of electricity, including the Public Utility Commission of Texas or the Electric Reliability Council of Texas or any other ISO or RTO or any other entity succeeding thereto.

“Guarantees” means any guarantee by any Guarantor of the Company’s obligations under this Indenture, the applicable Supplemental Indenture for any series of Securities and the applicable series of Securities, executed pursuant to the provisions of the applicable Supplemental Indenture.

“Guarantor” means any Subsidiary Guarantor or other Person that may guarantee a series of Securities pursuant to the provisions of this Indenture and a Supplemental Indenture for such series of Securities, in each case, until the Guarantee of such Person has been released in accordance with the provisions of the applicable Supplemental Indenture.

“Hazardous Materials” means (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(a) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; or

(b) (1) agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates, commodity prices or commodity transportation or transmission pricing or availability; (2) any netting arrangements, power purchase and sale agreements, fuel purchase and sale agreements, swaps, options and other agreements, in each case, that fluctuate in value with fluctuations in energy, power or gas prices; and (3) agreements or arrangements for commercial or trading activities with respect to the purchase, transmission, distribution, sale, lease or hedge of any energy related commodity or service.

“Holder” means a Person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables, except as provided in clause (e) below), whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(c) in respect of bankers’ acceptances;

(d) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(e) representing the balance deferred and unpaid of the purchase price of any property (including trade payables) or services due more than six months after such property is acquired or such services are completed; or

(f) representing the net amount owing under any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person; provided, that the amount of such Indebtedness shall be deemed not to exceed the lesser of the amount secured by such Lien and the value of the Person’s property securing such Lien.

“Indenture” means this Indenture, as amended, supplemented or otherwise modified from time to time in accordance with its terms and shall include the form and terms or particular series of Securities established as contemplated hereunder.

“Initial Notes” means the $500,000,000 aggregate principal amount of 4.550% Senior Notes due 2028, $1,000,000,000 aggregate principal amount of 5.000% Senior Notes due 2031, $1,000,000,000 aggregate principal amount of 5.250% Senior Notes due 2033 and $1,500,000,000 aggregate principal amount of 5.550% Senior Notes due 2036, issued under the Supplemental Indenture dated as of the date of this Indenture.

“Investment” means, with respect to any Person, an investment by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“ISO” means “independent system operator,” as further defined by Federal Energy Regulatory Commission policies, orders and regulations.

“Issue Date” means, with respect to a series of Securities, the date on which such series of Securities is issued under a Supplemental Indenture.

“Lien” means, with respect to any asset, any mortgage, pledge, security interest, hypothecation, collateral assignment, lien (statutory or other) or similar encumbrance (including any conditional sale or other title retention agreement or any lease or license in the nature thereof); provided that in no event shall an operating lease be deemed to be a Lien.

“Long Derivative Instrument” means a Derivative Instrument (a) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (b) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act.

“Necessary Capital Expenditures” means capital expenditures that are required by Applicable Law (other than Environmental Laws) or undertaken voluntarily or involuntarily for health and safety reasons or to mitigate potential catastrophic failure of a unit. The term “Necessary Capital Expenditures” does not include any capital expenditure undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.

“Net Short” means, with respect to a Holder or Beneficial Owner, as of a date of determination, either (a) the value of its Short Derivative Instruments exceeds the sum of the (1) the value of its Securities plus (2) the value of its Long Derivative Instruments as of such date of determination or (b) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company or any Guarantor immediately prior to such date of determination.

“Non-Recourse Debt” means Indebtedness as to which neither the Company nor any of the Subsidiary Guarantors is liable as a guarantor or otherwise.

“Note Documents” means this Indenture, any Supplemental Indenture pursuant to which a series of Securities is created, the Securities and the Guarantees (if any).

“Obligations” means any principal (including reimbursement obligations and obligations to provide cash collateral with respect to letters of credit, whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), penalties, fees, charges, expenses, indemnifications, reimbursements, damages, guarantees, other liabilities or amounts payable.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, Assistant Secretary or any Vice-President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Authorized Officer that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.03 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Paying Agent” means the office or agency where Securities may be presented for payment. The term “Paying Agent” includes any additional paying agent.

“Performance References” has the meaning set forth in the definition of “Derivative Instrument.”

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Qualifying Equity Interests” means Equity Interests of the Company other than Disqualified Stock.

“Registrar” means the office or agency where Securities may be presented for registration of transfer or for exchange. The term “Registrar” includes any co-registrar.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department who shall have direct responsibility for the administration of the Indenture and any other officer of the Trustee to who any corporate trust matter relating to the Indenture is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” means “Restricted Subsidiary” as defined in the Credit Agreement as in effect on the date of this Indenture.

“RTO” means “regional transmission organization,” as further defined by Federal Energy Regulatory Commission policies, orders and regulations.

 “Rule 144” means Rule 144 adopted by the SEC under the Securities Act.

“Rule 144A” means Rule 144A adopted by the SEC under the Securities Act.

“S&P” means S&P Global Ratings (a division of S&P Global, Inc.) or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Screened Affiliate” means any Affiliate of a Holder (a) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (b) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or their Subsidiaries, (c) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Securities, and (d) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Securities.

“SEC” means the United States Securities and Exchange Commission.

“Securities” means all notes of the Company of any series authenticated and delivered under this Indenture, including through the execution and delivery of a Supplemental Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Short Derivative Instrument” means a Derivative Instrument (a) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (b) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Specified Transaction” means any incurrence or repayment of Indebtedness (other than for working capital purposes) or any Investment that results in a Person becoming a Subsidiary of the Company, any acquisition permitted under the Indenture, any Asset Disposition, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person, or any asset sale of a business unit, line of business or division of the Company or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b) any partnership (1) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (2) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means any guarantee by any Subsidiary Guarantor of the Company’s obligations under this Indenture, the applicable Supplemental Indenture for any series of Securities and the applicable series of Securities, executed pursuant to the provisions of the applicable Supplemental Indenture.

“Subsidiary Guarantor” means any of the Company’s current and future Eligible Subsidiaries that may guarantee a series of Securities pursuant to the provisions of this Indenture and a Supplemental Indenture for such series of Securities, in each case, until the Subsidiary Guarantee of such Person has been released in accordance with the provisions of the applicable Supplemental Indenture; provided, for the avoidance of doubt, that Subsidiary Guarantor shall not include any Excluded Subsidiary unless the Company otherwise affirmatively elects to have such Excluded Subsidiary become a Subsidiary Guarantor.

“Supplemental Indenture” means any supplemental indenture entered into pursuant to Section 2.01 hereof to evidence the issuance of any series of Securities after the date of this Indenture.

“Test Period” means “Test Period” as defined in the Credit Agreement as in effect on the date of this Indenture.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Total Assets” means, as of any date of determination, the total consolidated assets of the Company and its Subsidiaries, determined in accordance with GAAP, as shown on the most recent publicly available balance sheet of the Company, and after giving pro forma effect to any acquisition or disposal of any property or assets consummated after the date of the applicable balance sheet and on or prior to the date of determination and calculated on a “pro forma” basis consistent with the adjustments set forth in the definition of “Consolidated Secured Net Leverage Ratio.”

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Subsidiary” means “Unrestricted Subsidiary” as defined in the Credit Agreement as in effect on the date of this Indenture.

“Vistra” means Vistra Corp., a Delaware corporation and its successors.

“Wholly Owned Domestic Subsidiary” means, as to any Person, any Wholly Owned Subsidiary of such Person which is a Domestic Subsidiary.

“Wholly Owned Subsidiary” means, as to any Person, (a) any corporation 100% of whose Capital Stock is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person has a 100% Equity Interest at such time (other than, in the case of a Foreign Subsidiary of the Company with respect to the preceding clauses (a) and (b), director’s qualifying shares and/or other nominal amount of shares required to be held by Persons other than the Company and its Subsidiaries under Applicable Law).

Section 1.02         Other Definitions.

Term	Defined in
“Covenant Defeasance”	Section 8.03
“Covenant Satisfaction Officer’s Certificate”	Section 6.09(b)
“Directing Holder”	Section 6.09(a)
“Event of Default”	Section 6.01
“Final Decision”	Section 6.09(b)
“Legal Defeasance”	Section 8.02
“Litigation”	Section 6.09(b)
“Payment Default”	Section 6.01
“Position Representation”	Section 6.09(a)
“Securityholder Direction”	Section 6.09(a)
“Successor Company”	Section 5.01(a)(1)(B)
“Verification Covenant”	Section 6.09(a)
“Verification Covenant Officer’s Certificate”	Section 6.09(b)

Section 1.03         Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) “will” shall be interpreted to express a command;

(f) provisions apply to successive events and transactions; and

(g) references to sections of or rules under the Securities Act, TIA or Exchange Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

The terms and provisions contained in this Indenture will apply to any Securities issued from time to time pursuant to this Indenture and any Guarantees thereof, except as may be otherwise provided in the Supplemental Indenture with respect to such series of Securities.

Section 1.04         Incorporation by Reference of the Trust Indenture Act.

(a)          General. Whenever this Indenture refers to a provision of the TIA, such provision shall be deemed incorporated by reference in and made a part of this Indenture

(b)          Certain Defined Terms. The following TIA terms used in this Indenture have the following meanings:

(1)          “indenture securities” means the Notes and the Guarantees;

(2)          “indenture security holder” means a Holder of a Note;

(3)          “indenture to be qualified” means the Indenture;

(4)          “indenture trustee” or “institutional trustee” means the Trustee; and

(5)          “obligor” on the Notes and the Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in the Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

ARTICLE 2
THE SECURITIES

Section 2.01         Issuable in Series.

(a)          The aggregate amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series. All Securities will have the terms set forth in the Supplemental Indenture pursuant to which such series of Securities is created, which Supplemental Indenture will detail the adoption of the terms of such series of Securities. In the case of Securities of a series to be issued from time to time, the Supplemental Indenture creating such series will detail the adoption of the terms thereof and will provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between series in respect of any matters; provided that all series of Securities shall be equally and ratably entitled to the benefits of this Indenture.

(b)          At or prior to the issuance of any series of Securities, the following terms shall be established in the Supplemental Indenture in respect of such series and executed and delivered by the Company and the Trustee (and, if applicable, any guarantors of such Securities):

(1)          the title of the series (which shall distinguish the Securities of that particular series from the Securities of any other series);

(2)          the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of the series will be issued;

(3)          any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 2.06, 2.09, 2.12, 3.06 or 9.04);

(4)          the date or dates on which the principal of the Securities of the series is payable;

(5)          the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of the series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable or any interest payment date;

(6)          the place or places where the principal of and interest, if any, on the Securities of the series shall be payable, where the Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served, and the method of such payment, if by wire transfer, mail or other means;

(7)          if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(8)         the obligation, if any, of the Company to redeem or purchase the Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9)          the dates, if any, on which and the price or prices at which the Securities of the series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

(10)        if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof, the denominations in which the Securities of the series shall be issuable;

(11)        the forms of the Securities of the series in bearer or fully registered form (and, if in fully registered form, whether the Securities will be issuable as Global Securities);

(12)        if other than the principal amount thereof, the portion of the principal amount of the Securities of the series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02;

(13)        the currency of denomination of the Securities of the series, which may be U.S. Dollars or any other currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

(14)        the designation of the currency, currencies or currency units in which payment of the principal of and interest, if any, on the Securities of the series will be made;

(15)        if payments of principal of or interest, if any, on the Securities of the series are to be made in one or more currencies or currency units other than that or those in which such Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

(16)       the manner in which the amounts of payment of principal of or interest, if any, on the Securities of the series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

(17)        the provisions, if any, relating to any security or guarantee provided for the Securities of the series, and any subordination in right of payment, if any, of the Securities of the series;

(18)        any addition to or change in or deletion of any of the covenants set forth in Articles 4 or 5 which applies to Securities of the series;

(19)        any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.02;

(20)        any addition to or change in or deletion of any of the provisions and terms set forth in Articles 7, 9 and 12 which applies to Securities of the series;

(21)        any other terms of the Securities of the series (which may modify or delete any provision of this Indenture insofar as it applies to such series and/or add additional provisions); and

(22)        any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such series if other than those appointed herein.

(c)         All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Supplemental Indenture pursuant to which such series is created, and the authorized principal amount of any series may be increased to provide for issuances of additional Securities of such series, unless otherwise provided in such Supplemental Indenture.

(d)          Global Securities will be in the form specified in the Supplemental Indenture pursuant to which such series of Securities is created. Each Global Security shall represent such of the outstanding Securities of a series as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Securities of such series from time to time as reflected in the records of the Trustee and that the aggregate principal amount of outstanding Securities of such series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The Trustee’s records shall be noted to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities of such series represented thereby, in accordance with instructions given by the Holder thereof.

Section 2.02         Execution and Authentication.

(a)          At least one Officer must sign the Securities for the Company by manual, electronic, facsimile or .pdf signature.

(b)          If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security will nevertheless be valid.

(c)          A Security will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Security has been authenticated under this Indenture. A Security shall be dated the date of its authentication.

(d)          The Trustee shall, upon receipt of a Company Order, authenticate Securities for original issue under this Indenture. The aggregate principal amount of Securities outstanding at any time may not exceed the aggregate principal amount of Securities authorized for issuance by the Company pursuant to one or more Company Orders. The Trustee shall not be required to authenticate such Securities if the issue thereof will adversely affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee. Notwithstanding the generality of the foregoing, the Trustee will not be required to authenticate Securities denominated in any currency other than U.S. dollars if the Trustee reasonably believes that it would be unable to perform its duties with respect to such Securities.

(e)        The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03         Registrar and Paying Agent.

(a)          The Company will maintain a Registrar and a Paying Agent with respect to each series of Securities issued pursuant to this Indenture. The Registrar will keep a register of the Holders and the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional Paying Agents and may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Company or any of the Company’s Subsidiaries may act as Paying Agent or Registrar.

(b)          The Company initially appoints DTC to act as Depository with respect to each series of Securities unless another Depository is appointed prior to the time Securities of the applicable series are first issued.

(c)          The Company initially appoints the Trustee to act as the Registrar and Paying Agent with respect to each series of Securities unless another Registrar or Paying Agent, as the case may be, is appointed prior to the time Securities of such series are first issued.

Section 2.04         Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent (a) will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Securities and (b) will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) will have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders of any series of Securities all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for each series of Securities.

Section 2.05         Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA § 312(a).

Section 2.06         Transfer and Exchange.

(a)         Transfer and Exchange of Global Securities and Definitive Securities. A Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. The Company shall exchange Global Securities for Definitive Securities of the same series if at any time:

(1)          the Company delivers to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 90 days after the date of such notice from the Depository;

(2)          the Company in its sole discretion determines that the Global Securities of a given series (in whole but not in part) should be exchanged for Definitive Securities of the same series and delivers an Officer’s Certificate to such effect to the Trustee; or

(3)          upon the written request of a Holder if a Default or Event of Default shall have occurred and be continuing with respect to the Securities of such series.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Securities shall be issued in such names and in any approved denominations as the Depository shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.09 and 2.12 hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.06 or Sections 2.09 or 2.12 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. Definitive Securities and beneficial interests in a Global Security may each be transferred and exchanged as provided in the Supplemental Indenture pursuant to which such applicable series of Securities is created.

(b)          General Provisions Relating to Transfers and Exchanges.

(1)          To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon receipt of a Company Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)         No service charge shall be made to a Holder of a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.13, 3.06 and 9.04 hereof).

(3)          The Registrar shall not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(4)          All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(5)          Neither the Registrar nor the Company shall be required:

(A)          to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)           to register the transfer of or to exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part; or

(C)           to register the transfer of or to exchange a Security between a record date and the next succeeding interest payment date.

(6)         Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)          The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.02 hereof.

(8)          All orders, certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(9)         Notwithstanding anything herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer or exchange complies with the registration provisions of or exemptions from the Securities Act or applicable state securities laws.

(c)          Legends. Securities of a series will bear the legends provided for in the Supplemental Indenture pursuant to which such series of Securities is created.

Section 2.07         [Reserved].

Section 2.08         [Reserved].

Section 2.09         Replacement Securities.

(a)         If any mutilated Security is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company will issue and the Trustee, upon receipt of a Company Order, will authenticate a replacement Security of the same series if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

(b)       Every replacement Security is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities of such series duly issued hereunder.

Section 2.10 Outstanding Securities.

(a)        The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof or any applicable Supplemental Indenture, and those described in this Section 2.10 as not outstanding. Except as set forth in Section 2.11 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security; however, Securities held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 9.02(a) hereof.

(b)          If a Security is replaced pursuant to Section 2.09 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

(c)          If the principal amount of any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

(d)         If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.11         Treasury Securities.

In determining whether the Holders of the required principal amount of Securities of a given series have concurred in any direction, waiver or consent, Securities of such series owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.12         Temporary Securities.

(a)         Until certificates representing Securities are ready for delivery, the Company may prepare and the Trustee, upon receipt of a Company Order, will authenticate temporary Securities. Temporary Securities will be substantially in the form of certificated Securities but may have variations that the Company considers appropriate for temporary Securities and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate Definitive Securities of the same series in exchange for temporary Securities.

(b)          Holders of temporary Securities will be entitled to all of the benefits of this Indenture as the definitive Securities of the same series.

Section 2.13         Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. Upon receipt of a Company Order, the Trustee and no one else will cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Securities in its customary manner (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Securities will be delivered to the Company at the Company’s written request. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.14         Defaulted Interest.

If the Company defaults in a payment of interest on the Securities, the Company will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Holders on the applicable record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security, the date of the special record date, if applicable, and the date of the proposed payment. The Company will fix or cause to be fixed each such payment date and, if such payment date is beyond the applicable grace period, a special record date; provided, that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will send or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.]

ARTICLE 3
REDEMPTION AND PREPAYMENT

For purposes of this Indenture, this Article 3 provides the terms upon which redemption and prepayment may occur. For purposes of any series of Securities issued under a Supplemental Indenture, the Supplemental Indenture in respect of such series of Securities will specify the terms upon which redemption and prepayment may occur, which may include some, all or none of the terms contained in this Article 3.

Section 3.01         Notices to Trustee.

The Company may, with respect to any series of Securities, reserve the right to redeem and pay the series of Securities or may covenant to redeem and pay the series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities. If a series of Securities is redeemable and the Company elects or is obligated to redeem such series of Securities pursuant to the provisions of such Securities, it must furnish to the Trustee, at least 10 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(1)          the clause of the Supplemental Indenture for such series pursuant to which the redemption shall occur;

(2)          the redemption date;

(3)          the principal amount of the series of such Securities to be redeemed;

(4)          the redemption price, if then determinable or, if not, the method for determination; and

(5)          the applicable CUSIP numbers, if any.

Section 3.02         Selection of Securities to Be Redeemed.

If less than all of the Securities of a series is to be redeemed at any time, the Trustee (or the Registrar if other than the Trustee) shall select the Securities of a series for redemption on a pro rata basis to the extent practicable or by lot or such other similar method in accordance with the procedures of the Depository, unless otherwise required by law or applicable stock exchange requirements (so long as the Trustee has actual knowledge of such listing).

In the event of partial redemption by lot, the particular Securities of the series to be redeemed shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption by the Trustee from the outstanding Securities of such series not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. The Securities and portions of the Securities selected shall be in minimum amounts of $2,000 or whole multiples of $1,000 in excess of $2,000; except that if all of the Securities of a Holder of any series are to be redeemed, the entire outstanding amount of the Securities of such series held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to a series of the Securities called for redemption also apply to portions of the Securities called for redemption.

No Securities of a series of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first-class mail or sent electronically at least 10 but not more than 60 days before the redemption date to each Holder to be redeemed, except that redemption notices may be mailed or sent electronically more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities of a series or a satisfaction and discharge of this Indenture.

If any Security of a series is to be redeemed in part only, the notice of redemption that relates to that Security shall state the portion of the principal amount of that Security that is to be redeemed. In the case of certificated Securities, a new Security of such series in principal amount equal to the unredeemed portion of the original Security shall be issued in the name of the Holder upon cancellation of the original Security. Securities of a series called for redemption become due on the date fixed for redemption, subject to the satisfaction or waiver of any conditions. On and after the redemption date, interest ceases to accrue on Securities of a series or portions of them called for redemption unless the Company defaults in making the applicable redemption payment.

Section 3.03         Notice of Redemption.

At least 10 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first-class mail or sent electronically, a notice of redemption to each Holder whose Securities are to be redeemed at its registered address, except that redemption notices may be mailed or delivered electronically more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture pursuant to Article 8 or Article 11 hereof.

The notice will identify the Securities of the series to be redeemed and will state:

(1)          the redemption date;

(2)          the redemption price if then determinable or, if not, the method for determination;

(3)         if any Security of such series is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, in the case of certificated Securities, a new Security or Securities in principal amount equal to the unredeemed portion will be issued in the name of the Holder upon cancellation of the original Security;

(4)          the name and address of the Paying Agent;

(5)          that the Securities of such series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)          that, unless the Company defaults in making such redemption payment, interest on the Securities of such series called for redemption ceases to accrue on and after the redemption date;

(7)          the applicable section of this Indenture, the Supplemental Indenture for the applicable series or the Securities pursuant to which the Securities of such series called for redemption are being redeemed;

(8)          that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities; and

(9)          if such redemption is subject to the satisfaction of one of more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), such redemption may not occur and such notice may be rescinded in the event that any or all of such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 1 Business Day prior to the requested date of delivery of the notice of redemption (or such shorter period as the Trustee in its sole discretion may allow), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Any redemption and notice thereof may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

Section 3.04         Effect of Notice of Redemption.

Once notice of redemption is mailed or delivered electronically in accordance with Section 3.03 hereof, the Securities of the series called for redemption become, subject to any conditions precedent set forth in the notice of redemption, irrevocably due and payable on the redemption date at the redemption price.

Section 3.05         Deposit of Redemption Price.

By 10:00 a.m., Eastern Time, on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, accrued interest to but excluding the redemption date and premium, if any, on all Notes to be redeemed on that date. Promptly after the Company’s written request, the Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, accrued interest and premium, if any, on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Securities or the portions of Securities called for redemption.

If a Security is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01 hereof.

Section 3.06         Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Company shall issue and, upon receipt of a Company Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.07          Calculation of Redemption Price.

The Trustee shall have no obligation to calculate the redemption price of any Security.

ARTICLE 4
COVENANTS

For purposes of this Indenture, this Article 4 provides the terms of the various covenants to which Securities are subject. However, the Supplemental Indenture in respect of the Securities of a series will specify the terms of the covenants to which the Securities of such series are subject, which may include some, all or none of the covenants contained in this Article 4.

Section 4.01         Payment of Securities.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Securities of each series on the dates and in the manner provided in this Indenture and the Securities of such series. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Section 4.02         Maintenance of Office or Agency.

(a)          The Company shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b)        The Company may also from time to time designate one or more other offices or agencies where the Securities of a series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)         With respect to each series of Securities, the Company hereby designates the Corporate Trust Office of the Trustee for such Securities as one such office or agency of the Company in accordance with Section 2.03 hereof; provided, however, the Trustee shall not be deemed an agent of the Company for the service of legal process.

Section 4.03         Reports.

(a)         Whether or not required by the SEC’s rules and regulations, so long as any Securities of a series are outstanding, the Company shall furnish to the Trustee and Holders of such series of Securities, within the time periods (including any extensions thereof) specified in the SEC’s rules and regulations:

(1)         all quarterly and annual reports of the Company that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

(2)         all current reports of the Company that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K shall include a report on the Company’s consolidated financial statements by the Company’s independent registered public accounting firm. In addition, the Company shall file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing). To the extent such filings are made with the SEC, the reports shall be deemed to have been furnished to the Trustee and Holders. To the extent such filings are not made with the SEC, the reports shall be deemed to have been furnished to the Trustee and Holders if the Company (i) delivers such reports to the Trustee and (ii) posts copies of such reports on a website (which may be nonpublic and may be maintained by the Company or a third party) to which access shall be given to Holders and prospective purchasers of the Securities, in each case at the Company’s expense and by the applicable date the Company would be required to file such information pursuant to the preceding paragraph.

(b)          In addition, the Company agrees that, for so long as any Securities of a series remain outstanding, if at any time the Company is not required to file the reports required by the preceding paragraphs with the SEC, it will furnish to the Holders of such series of Securities and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)         Notwithstanding the foregoing, the foregoing obligations may be satisfied with respect to financial and other information of the Company by furnishing (including by filing with the SEC) (i) the applicable financial statements of Vistra (or any other direct or indirect parent of the Company) or (ii) Vistra’s (or any other direct or indirect parent of the Company, as applicable) Form 8-K, 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to Section 4.03(a), to the extent such information relates to Vistra (or any other direct or indirect parent of the Company), such information is accompanied by consolidating or other information that explains in reasonable detail the differences between the information relating to Vistra or such other parent, on the one hand, and the information relating to the Company on a standalone basis, on the other hand (provided, however, that the Company shall be under no obligation to deliver such consolidating or other explanatory information if the Total Assets and the Consolidated EBITDA of the Company and its consolidated Restricted Subsidiaries do not differ from the Total Assets and the Consolidated EBITDA, respectively, of Vistra (or any other direct or indirect parent of the Company) and its consolidated Subsidiaries by more than 5.0%).

(d)          The Trustee shall have no duty to review or analyze reports delivered to it. Delivery of such reports, information and documents, if any, to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely on an Officer’s Certificate).

(e)          To the extent any information is not filed or provided within the time periods specified in this Section 4.03 and such information is subsequently filed or provided, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

Section 4.04         Compliance Certificate.

(a)          The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on a series of Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)          So long as any of the Securities are outstanding, the Company shall deliver to the Trustee with respect to such series of Securities, promptly upon the Company becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

ARTICLE 5
SUCCESSORS

For purposes of this Indenture, this Article 5 provides the terms upon which a Person can succeed the Obligations of the Company. For purposes of any Securities issued under this Indenture, the Supplemental Indenture in respect of such series of Securities will specify the terms upon which a Person can succeed the Obligations of the Company or the applicable guarantors, if any, to such series of Securities, which may include some, all or none of the terms contained in this Article 5.

Section 5.01         Merger, Consolidation or Sale of Assets.

(a)         The Company may not: (i) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (ii) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1)          either:

(A)          the Company is the surviving entity; or

(B)          the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2)        the Successor Company (if other than the Company) assumes all the Obligations of the Company under this Indenture and the Securities pursuant to a Supplemental Indenture; and

(3)          immediately after such transaction, no Event of Default exists.

(b)          This Section 5.01 will not apply to:

(1)        a merger, amalgamation or consolidation solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction or forming a direct or indirect holding company of the Company; and

(2)          any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries, including by way of merger or consolidation.

Section 5.02         Successor Company Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the Successor Company shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the Successor Company and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if the Successor Company had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, interest, premium (if any) on the Securities except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6
DEFAULTS AND REMEDIES

For purposes of this Indenture, this Article 6 provides the terms defaults and remedies. For purposes of any series of Securities issued under this Indenture, the Supplemental Indenture in respect of such series of Securities will specify the terms of defaults and remedies for such series of Securities, which may include some, all or none of the terms contained in this Article 6.

Section 6.01         Events of Default.

Each of the following is an “Event of Default” with respect to the Securities of a series:

(1)          default for 30 days in the payment when due of interest on such series of the Securities;

(2)          default in payment when due of the principal of, or premium, if any, on such series of the Securities;

(3)          failure by the Company or any Guarantor of such Securities to comply with any covenant in this Indenture (other than a default specified in clause (1) or (2) above) for 60 days (or 120 days in the case of the covenant set forth in Section 4.03) after written notice by the Trustee or Holders of at least 30% in principal amount of the applicable series of Securities then outstanding; provided, that this clause (3) shall not apply to any such failure being contested in good faith by the Company or any applicable Subsidiary Guarantor;

(4)          default under any document evidencing any indebtedness for borrowed money by the Company or any guarantor of such Securities, whether such indebtedness now exists or is created after the applicable Issue Date, if that default:

(A)         is caused by a failure to pay principal when due at final (and not any interim) maturity on or prior to the expiration of any grace period provided in such indebtedness (a “Payment Default”); or

(B)        results in the acceleration of such indebtedness prior to its express maturity (without such acceleration having been rescinded, annulled or otherwise cured),

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (without such acceleration having been rescinded, annulled or otherwise cured), exceeds the greater of (i) 5.00% of Total Assets, (ii) $2.0 billion and (iii) an amount equal to 0.25x of Consolidated EBITDA; provided that this clause (4) shall not apply to (i) secured indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such indebtedness; (ii) Non-Recourse Debt (except to the extent that the Company or any of the Subsidiary Guarantors that are not parties to such Non-Recourse Debt becomes directly or indirectly liable, including pursuant to any contingent obligation, for any such Non-Recourse Debt and such liability, individually or in the aggregate, exceeds the greater of (a) 5.00% of Total Assets, (b) $2.0 billion and (c) an amount equal to 0.25x of Consolidated EBITDA), (iii) any such Payment Default that is waived (including in the form of amendment) by the requisite holders of the applicable item of Indebtedness or contested in good faith by the Company or the applicable Subsidiary Guarantor; (iv) any indebtedness that is required to be converted into Qualifying Equity Interests upon the occurrence of certain designated events so long as no payments in cash or otherwise are required to be made in accordance with such conversion and (v) to the extent constituting Indebtedness, any indemnification, guarantee or other credit support obligations of the Company or any of the Subsidiary Guarantors in connection with any tax equity financing entered into by a non-Guarantor Subsidiary or any standard securitization undertakings of the Company or any of the Subsidiary Guarantors in connection with any securitization or other structured finance transaction entered into by a non-Guarantor Subsidiary;

(5)          except as permitted by this Indenture, any Subsidiary Guarantee of any Subsidiary Guarantor that constitutes a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary  shall be held in any final and non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with its terms) to be in full force and effect or any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, or any Person acting on behalf of any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors, taken together would constitute a Significant Subsidiary, shall deny or disaffirm in writing its or their obligations under its or their Subsidiary Guarantee(s) of the Securities of such series; and

(6)        (a) a court of competent jurisdiction (i) enters an order or decree under any Bankruptcy Law that is for relief against the Company, any Subsidiary Guarantor that constitutes a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary in an involuntary case; (ii) appoints a custodian for all or substantially all of the property of the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary; or (iii) orders the liquidation of the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary and, in each of clauses (i), (ii) or (iii), the order, appointment or decree remains unstayed and in effect for at least 60 consecutive days; or (b) the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors.

Section 6.02         Acceleration.

In the case of an Event of Default with respect to Securities of any series pursuant to Section 6.01(6), principal of and accrued and unpaid interest on all the Securities of such series that are outstanding will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of such series of Securities that are outstanding may declare the principal of and accrued and unpaid interest on all the Securities of such series to be due and payable immediately.

Section 6.03         Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the applicable series of Securities that are then outstanding, by notice to the Trustee may, on behalf of the Holders, waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of interest on or principal of, such series of Securities (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding applicable series of Securities by notice to the Trustee may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.04         Control by Majority.

Holders of a majority in principal amount of the applicable series of Securities that are then outstanding may direct the time, method and place of conducting a proceeding for exercising any remedy available to the Trustee in its exercise of any trust or power in respect of such series of Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or the applicable series of Securities or, subject to Section 7.01 and Section 7.02, that the Trustee determines is unduly prejudicial to the rights of other Holders of such series of Securities or would involve the Trustee in personal liability (provided, that the Trustee shall not have an affirmative duty to determine whether any such direction is unduly prejudicial to any other Holder); provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may withhold from Holders of any series of Securities notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.

Section 6.05         Limitation on Suits.

In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders of a series of Securities unless such Holders have offered to the Trustee indemnity and/or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Security may pursue any remedy with respect to this Indenture unless:

(1)          such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)          Holders of at least 30% in aggregate principal amount of a series of the Securities that are then outstanding have made a written request to the Trustee to pursue the remedy;

(3)          such Holders have offered and, if requested, provided the Trustee reasonable security and/or indemnity against any loss, liability or expense;

(4)          the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security and/or indemnity; and

(5)        Holders of a majority in aggregate principal amount of such series of the Securities that are then outstanding have not given the Trustee a direction inconsistent with such request within such 60-day period.

Section 6.06         Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or Section 6.01(2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Securities of a series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.

Section 6.07         Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under the Note Documents, including, without limitation, Section 7.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Securities for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 6.07.

Section 6.08         Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian or other party making payment in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06 hereof. No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.09         Securityholder Directions.

(a)          Any notice of Default, notice of acceleration or instruction to a Responsible Officer of the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Securityholder Direction”) provided by any one or more Holders (each, a “Directing Holder”) must be accompanied by a written representation from each such Holder to the Company and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by Beneficial Owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Securityholder Direction relating to a notice of Default shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Securities are accelerated. In addition, each Directing Holder must, at the time of providing a Securityholder Direction, covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). Notwithstanding anything to the contrary, in any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the Beneficial Owner of the Securities in lieu of DTC or its nominee, and DTC shall be entitled to rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee, and such beneficial owner shall provide proof of its holdings in a manner satisfactory to the Trustee.

(b)          If, following the delivery of a Securityholder Direction, but prior to acceleration of the Securities, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an officer’s certificate stating that the Company has initiated litigation (“Litigation”) in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Securityholder Direction, the cure period with respect to such Event of Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter (a “Final Decision”). Once such officer’s certificate has been provided to the Trustee, the Trustee shall take no further action pursuant to the related Securityholder Direction until it has actual knowledge of a Final Decision. If, following the delivery of a Securityholder Direction, but prior to acceleration of the Securities, the Company provides to the Trustee an officer’s certificate stating that a Directing Holder failed to satisfy its Verification Covenant (a “Verification Covenant Officer’s Certificate”), the cure period with respect to such Event of Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Securityholder Direction shall be automatically reinstituted and any remedy stayed until such time as the Company provides the Trustee with an officer’s certificate that the Verification Covenant has been satisfied (a “Covenant Satisfaction Officer’s Certificate”); provided that the Company shall promptly deliver such officer’s certificate to the Trustee upon becoming aware that the Verification Covenant has been satisfied. Any breach of the Position Representation (as evidenced by the delivery to the Trustee of the officer’s certificate stating that a Directing Holder failed to satisfy its Verification Covenant) shall result in such Holder’s participation in such Securityholder Direction being disregarded; and if, without the participation of such Holder, the percentage of Securities held by the remaining Holders that provided such Securityholder Direction would have been insufficient to validly provide such Securityholder Direction, such Securityholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Securityholder Direction or any notice of such Default or Event of Default.

(c)         Notwithstanding anything in Section 6.09(a) or Section 6.09(b) to the contrary, (i) any Securityholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar direction shall not require compliance with the foregoing paragraphs and (ii) a notice of Default may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of Default. For the avoidance of doubt, the Trustee shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant or verify any statements in any officer’s certificates delivered to it or otherwise make calculations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no obligation to monitor or determine whether a Holder is Net Short and can rely conclusively on a Directing Holder’s Position Representation, the officer’s certificates delivered by the Company and determinations made by a court of competent jurisdiction and shall have no liability for ceasing to take any action, staying any remedy or otherwise failing to act in accordance with a Securityholder Direction during the pendency of Litigation or a Securityholder Direction after a Verification Covenant Officer’s Certificate has been provided but prior to receipt of a Covenant Satisfaction Officer’s Certificate. The Trustee shall have no liability or responsibility to the Company or to any Holder or any other Person in connection with any Securityholder Direction or to determine whether or not any Holder has delivered a Position Representation or that such Position Representation conforms with this Indenture or any other agreement.

Section 6.10         Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, and interest on, the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.11         Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Security pursuant to Section 6.10 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Securities.

ARTICLE 7
TRUSTEE

Section 7.01         Duties of Trustee.

(a)          If an Event of Default with respect to any series of Securities as to which it is Trustee has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)          Except during the continuance of an Event of Default:

(1)          the duties of the Trustee will be determined solely by the express provisions of this Indenture and only with respect to series of Securities as to which it is Trustee and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, the Trustee shall not be liable except for the performance of such duties, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)          in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, with respect to certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)          The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)          this Section 7.01(c) does not limit the effect of Section 7.01(b);

(2)          the Trustee will not be liable for any error of judgment made in good faith by it or any of its officers, employees or agents, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)         the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.04 hereof, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(4)          no provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

(d)        The Trustee will not be liable for interest on or the investment of any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(e)          Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

Section 7.02         Rights of Trustee.

(a)          The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein.

(b)         Before the Trustee acts or refrains from acting, it may (at the expense of the Company) require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel or other professionals of its own selection and the advice of such counsel or other professionals or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)          The Trustee may act through its attorneys and agents and will not be responsible for the misconduct, negligence, acts or failure to act of any attorney or agent appointed with due care.

(d)          The Trustee will not be liable for any action it takes, suffers or omits to take in good faith that it believes to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(e)          Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor, as applicable, will be sufficient if signed by an Officer of the Company or such Guarantor, as applicable.

(f)          The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security satisfactory to the Trustee against the losses, liabilities, costs and expenses that might be incurred by the Trustee in compliance with such request or direction.

(g)          In no event shall the Trustee be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)          The Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities of a particular series and this Indenture.

(i)          The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder as Registrar and Paying Agent, and each Agent, Custodian and other Person employed to act hereunder.

(j)          The Trustee may request that the Company and each Guarantor deliver an Officer’s Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k)         Notwithstanding any provision herein to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused directly or indirectly because of circumstances beyond its control, including, but not limited to, nuclear or natural catastrophes or acts of God, flood, earthquake, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, civil or military disturbances, sabotage, accidents, labor disputes, embargo, pandemics or epidemics, government action, including any laws, ordinances, regulations or the like, inability to obtain material, equipment, or communications or computer (software and hardware) facilities, or the failure of equipment or interruption of utilities, communications or computer (software and hardware) facilities or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, and other causes beyond its control whether or not of the same class or kind as specifically named above.

(l)          The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(m)          The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(n)          The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and, with respect to such permissive rights, the Trustee shall not be answerable for other than its negligence or willful misconduct.

Section 7.03         Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with either the Company or any Guarantor or any Affiliate of the Company or any Guarantor with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties.

Section 7.04         Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of any offering materials, the Note Documents, the Securities or any Guarantee; it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision of this Indenture; it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee; and it will not be responsible for any statement or recital herein or any statement in the Securities, any Guarantee or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

Section 7.05         Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee or a notice of such Default or Event of Default is delivered to a Responsible Officer of the Trustee, the Trustee will mail or send electronically to Holders of the applicable series of Securities a notice of the Default or Event of Default within 90 days after the earlier of the date the Default or Event of Default becomes known to a Responsible Officer of the Trustee or the date a Responsible Officer of the Trustee receives notice thereof. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Security, the Trustee may and shall be protected in withholding the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders of the applicable series of Securities.

Section 7.06         Compensation and Indemnity.

(a)          The Company and any Guarantors, jointly and severally, shall pay to the Trustee from time to time reasonable compensation, as agreed in writing from time to time, for its acceptance and administration of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a Trustee of an express trust. The Company and any Guarantors, jointly and severally, shall reimburse the Trustee promptly upon request for all reasonable and documented disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable and documented compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)          The Company and any Guarantor, jointly and severally, will indemnify the Trustee and hold it harmless from and against any and all losses, liabilities, claims, damages, costs or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties or the exercise of its rights under this Indenture, each Supplemental Indenture and any Guarantees and with respect to each series of Securities, including the reasonable and documented costs and expenses of enforcing this Indenture, each Supplemental Indenture and any Guarantees against the Company and any Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Company, any Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Indenture and each Supplemental Indenture, except to the extent any such loss, liability or expense may be attributable to its own gross negligence or willful misconduct. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any Guarantors of their obligations hereunder. The Company or any such Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and/or any Guarantors shall pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

(c)          When the Trustee incurs expenses or renders services after an Event of Default specified in clause (6) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(d)        The Company’s and Guarantors’ obligations under this Section 7.06 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture with respect to any series of Securities, the complete satisfaction and discharge of this Indenture, any termination of this Indenture or any Supplemental Indenture, including any termination or rejection of this Indenture or any Supplemental Indenture in any insolvency or similar proceeding, and the repayment of all the Securities.

(e)         To secure the payment obligations of the Company and the Subsidiary Guarantors under this Section 7.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture. The Trustee’s respective right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or Indebtedness of the Company.

Section 7.07         Replacement of Trustee.

(a)          A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b)          The Trustee may resign at any time, with respect to the Securities of one or more series, and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of a majority in aggregate principal amount of the then outstanding Securities of any series may remove the Trustee with respect to that series by so notifying the Trustee and the Company in writing not less than 30 days prior to the effective date of such removal. The Company may remove the Trustee with respect to the Securities of one or more series if:

(1)          the Trustee fails to comply with Section 7.09 hereof;

(2)          the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)          a custodian or public officer takes charge of the Trustee or its property; or

(4)          the Trustee becomes incapable of acting.

(c)          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee with respect to Securities of any one or more series for any reason, the Company will promptly appoint a successor Trustee with respect to such series. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Securities of such series may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)          If a successor Trustee with respect to the Securities of any one or more series does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring or removed Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Securities of the applicable series may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)          If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition at the expense of the Company any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)          A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee with respect to each series of Securities for which it is acting as Trustee under this Indenture. The successor Trustee will mail or deliver electronically a notice of its succession to Holders of each such series. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee.

(g)          The retiring Trustee shall have no responsibility or liability for any action or inaction of a successor Trustee.

Section 7.08       Successor Trustee by Merger, etc.

Subject to Section 7.09  hereof, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including this transaction) to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.09         Eligibility; Disqualification.

(a)          There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

(b)          This Indenture shall always have a Trustee who satisfied the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.10         Reports by Trustee to Holders.

(a)         Within 60 days after each May 15 beginning with May 15, 2027, and for so long as Securities remain outstanding, the Trustee shall send to the Holders of the Securities a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee shall also comply with TIA § 313(b)(2) and send all reports as required by TIA § 313(c).

(b)          A copy of each report at the time of its delivery to the Holders of Securities will be mailed or delivered by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Securities are listed in accordance with TIA § 313(d). The Company will promptly notify the Trustee when the Securities are listed on any stock exchange.

Section 7.11         Preferential Collection of Claims Against the Issuer.

(a)          The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

For purposes of this Indenture, this Article 8 provides the terms upon which legal defeasance and covenant defeasance can occur. For purposes of any series of Securities issued under this Indenture, the Supplemental Indenture in respect of such series of Securities will specify the terms upon which legal defeasance and covenant defeasance can occur for such series of Securities, which may include some, all or none of the terms contained in this Article 8.

Section 8.01         Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option evidenced by a resolution of its Board of Directors set forth in an Officer’s Certificate, at any time, elect to have either Section 8.02 or Section 8.03 hereof be applied to a series of Securities upon compliance with the conditions set forth below in this Article 8.

Section 8.02         Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors of such Securities, if any, shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to a series of Securities (including the Guarantees, if any) on the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and any Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by such series of Securities (including any Guarantees with respect to such series of Securities), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections hereof referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under the applicable Note Documents (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)          the rights of Holders of such Securities that are then outstanding to receive payments in respect of the principal of, or interest or premium on, such Securities when such payments are due from the trust referred to in Section 8.04 hereof;

(2)          the Company’s obligations with respect to such Securities under Article 2 and Section 4.02 hereof;

(3)          the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder, and the Company’s and any Guarantors’ Obligations in connection therewith; and

(4)          this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03         Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors of such Securities, if any, shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of its or their obligations under the covenants specified in a Supplemental Indenture with respect to Securities of the applicable series on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and such series of Securities will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of the Holders of such series of Securities (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such series of Securities will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to such series of Securities and any Guarantees with respect to such series of Securities, the Company and any Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other Note Document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities and Guarantees shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Sections 8.04, 6.01(3), 6.01(4) and 6.01(5) hereof shall not constitute Events of Default.

Section 8.04         Conditions to Legal or Covenant Defeasance.

(a)          In order to exercise either Legal Defeasance or Covenant Defeasance with respect to a series of Securities under either Section 8.02 or Section 8.03 hereof:

(1)         the Company must irrevocably deposit with the Trustee for such series, in trust, for the benefit of the Holders of such series of Securities, cash in U.S. dollars, non-callable Government Securities or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient to pay the principal of, or interest and premium on, such Securities that are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether such Securities are being defeased to maturity or to a particular redemption date;

(2)          in the case of Legal Defeasance, the Company has delivered to the Trustee for such Securities an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the applicable Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders and the beneficial owners of such series of Securities that are then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)         in the case of Covenant Defeasance, the Company shall have delivered to the Trustee for such Securities an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders and the beneficial owners of such series of Securities that are then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)          no Default or Event of Default with respect to such series of Securities has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)         such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture or the Note Documents) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)         the Company must deliver to the Trustee for such Securities an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7)         the Company must deliver to the Trustee for such Securities an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05         Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of the applicable series.

Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06         Repayment to the Company.

Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any series of Securities and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable, shall be paid to the Company on its written request or (if then held by the Company) will be discharged from such trust; and the Holders of such Securities will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07         Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and any Guarantors’ obligations under the applicable Note Documents will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01         Without Consent of Holders of Securities.

Notwithstanding Section 9.02 hereof, the Company and the Trustee may amend or supplement any Note Document without the consent of any Holder:

(1)          to cure any ambiguity, omission, mistake, error, defect or inconsistency;

(2)          to provide for uncertificated Securities in addition to or in place of certificated Securities;

(3)         to provide for the assumption of the Company’s or, if any, a Guarantor’s Obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such, if any, Guarantor’s assets pursuant to Article 5 of this Indenture (if applicable);

(4)          to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under this Indenture of any such Holder;

(5)          to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6)        to conform the text of this Indenture, the Guarantees or the Securities to any provision of the “Description of the Notes” section of the applicable offering memorandum, to the extent that such provision in the “Description of the Notes” was intended to be a verbatim or substantially verbatim recitation of a provision of this Indenture, the Notes or the Guarantees, as evidenced by an Officer’s Certificate;

(7)          to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee with respect to the Securities of one or more series pursuant to the requirements thereof;

(8)          to provide for the issuance of Securities of any series in accordance with the limitations set forth in this Indenture;

(9)          to allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the Securities;

(10)        to release any Guarantor from its Guarantee pursuant to this Indenture when permitted or required by this Indenture;

(11)       to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities not prohibited by this Indenture, including to facilitate the issuance and administration of Securities; provided, however, that such amendment does not materially and adversely affect the rights of Holders to transfer the Securities; or

(12)        to comply with the rules and procedures of any applicable securities depository.

Upon the request of the Company, accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 12.02 and Section 9.05 hereof the Trustee shall join with the Company and any Guarantors in the execution of any amended or supplemental indenture or any other amendment of or supplement to any Note Document authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to (but may, in its sole discretion) enter into such amended or supplemental indenture or any other amendment of or supplement to any Note Document that affects its own rights, duties, indemnities or immunities under this Indenture or otherwise.

Section 9.02         With Consent of Holders of Securities.

(a)          Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement the Note Documents with the consent of the Holders of at least a majority in principal aggregate amount of the applicable series of Securities then outstanding (including, without limitation, consents obtained in connection with a purchase, or tender offer or exchange offer for, the Securities), and, subject to Section 6.03 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest on such Securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Note Documents may be waived with the consent of the Holders of a majority in principal aggregate amount of the applicable series of Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Securities). Section 2.10 hereof shall determine which Securities are considered to be “outstanding” for purposes of this Section 9.02.

(b)          Upon the request of the Company accompanied by a resolution of its Board of Directors and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of the applicable series of Securities as aforesaid, and upon receipt by the Trustee of the documents described in Section 12.02 and Section 9.05 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture or any amendment of or supplement to any Note Document unless such amended or supplemental indenture or any amendment of or supplement to any Note Document directly affects the Trustee’s own rights, duties, indemnities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture or any amendment of or supplement to any Note Document.

(c)          It is not necessary for the consent of the Holders of the applicable series of Securities under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

(d)          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail or deliver electronically to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail or deliver electronically such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Section 6.03 and this Section 9.02, the Holders of a majority in aggregate principal amount of the applicable series of Securities then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of the Note Documents as to such series of Securities.

(e)         Notwithstanding the foregoing, without the consent of each Holder of the applicable series of Securities affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any such Securities held by a non-consenting Holder):

(1)          reduce the principal amount of Securities of such series whose Holders must consent to an amendment, supplement or waiver;

(2)       reduce the principal of or extend the fixed maturity of any such Security or alter the provisions with respect to the redemption of such Securities (other than provisions relating to the number of days of notice to be given in the event of a redemption);

(3)          reduce the rate of or extend the stated time for payment of interest on any such Security;

(4)          waive a Default or Event of Default in the payment of principal of, or interest or premium on such series of the Securities (except a rescission of acceleration of such Securities by the Holders of a majority in aggregate principal amount of such series of the Securities and a waiver of the payment default that resulted from such acceleration);

(5)          make any such Security payable in currency other than that stated in such Securities;

(6)          make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of such Holders to receive payments of principal of, or interest or premium on such series of the Securities;

(7)         impair the contractual right expressly set forth in this Indenture or the Securities of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities on or after the due dates therefor; or

(8)          make any change to Section 9.01 hereof and this Section 9.02, as to the Securities.

Section 9.03         Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder, except as provided in Section 9.02(e).

Section 9.04         Notation on or Exchange of Securities.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Securities of that series that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Security will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05         Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture or other amendment of or supplement to any Note Document authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities, indemnities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture or other amendment of or supplement to any Note Document until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture or other amendment of or supplement to any Note Document, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or other amendment of or supplement to any Note Document is authorized or permitted by this Indenture and the Note Documents.

ARTICLE 10
[RESERVED]

Section 10.01       [Reserved].

ARTICLE 11
SATISFACTION AND DISCHARGE

For purposes of this Indenture, this Article 11 provides the terms upon which satisfaction and discharge can occur. For purposes of any series of Securities issued under this Indenture, the Supplemental Indenture in respect of such series of Securities will specify the terms upon which satisfaction and discharge can occur for such Securities, which may include some, all or none of the terms contained in this Article 11.

Section 11.01       Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Securities of a series issued hereunder (except as otherwise specified herein), when:

(1)          either:

(A)        all such Securities that have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(B)          all such Securities that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the issuance of a notice of redemption or otherwise and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Securities not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be; provided, that upon any redemption that requires the payment of a premium, the amount deposited shall be sufficient to the extent that an amount is deposited with the Trustee equal to the premium calculated as of the date of the notice of redemption, with any deficit on the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption (it being understood that any satisfaction and discharge shall be subject to the condition subsequent that such deficit is in fact paid and that the Trustee shall have no liability whatsoever in the event that such Applicable Premium Deficit is not in fact paid). Any Applicable Premium Deficit shall be set forth in an Officers’ Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2)         no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor, as applicable, of such Securities is a party or by which the Company or any such Subsidiary Guarantor, as applicable, is bound;

(3)          the Company or any Guarantor of such Securities has paid or caused to be paid all sums payable by it with respect to all of such series of the Securities under this Indenture; and

(4)        the Company has delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities of such series at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee for such Securities stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture as to a series of Securities issued hereunder, if money has been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 11.01, the provisions of Section 11.02 and Section 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge any provisions related to any other series of Securities or those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture as to a series of Securities issued hereunder.

Section 11.02       Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any applicable Guarantor’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided, that if the Company has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12
MISCELLANEOUS

Section 12.01       Notices.

Any notice or communication by the Company or the Trustee to the other party hereto is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), email, facsimile transmission or overnight air courier guaranteeing next-day delivery, to the others’ address:

If to the Company:

Vistra Corp.
6555 Sierra Drive
Irving, Texas 75039
Facsimile Number: (972) 556-6119
Attention: Legal Department

With a copy to:

Sidley Austin LLP
2021 McKinney Avenue, Suite 2000
Dallas, Texas 75201
Email: bhowell@sidley.com
Facsimile Number: (214) 981-3400
Attention: William D. Howell

If to the Trustee:

Wilmington Trust, National Association
99 Wood Avenue South – Suite 1000
Iselin, NJ 08830
Email: Lelvin@Wilmingtontrust.com
Fax: (612)–217-5651
Attention: Vistra Operations Company LLC Account Manager

The Company or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when sent, without automatic reply that such was unsuccessful, if emailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be delivered electronically or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery or emailed to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed or sent to any person described in TIA § 313(c), to the extent required by the TIA. Failure to mail or send a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is delivered, mailed or otherwise sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company delivers a notice or communication to Holders, it will send a copy to the Trustee and each Agent at the same time.

Section 12.02       Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than in connection with the Company Order, dated the date hereof, and delivered to the Trustee in connection with the issuance of the Initial Notes), the Company shall furnish to the Trustee:

(1)          an Officer’s Certificate in form and substance satisfactory to the Trustee (which must include the statements set forth in Section 12.03 hereof) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture and the other Note Documents relating to the proposed action have been satisfied; and

(2)          an Opinion of Counsel in form and substance satisfactory to the Trustee (which must include the statements set forth in Section 12.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants in the Note Documents relating to the proposed action have been satisfied and, in the case of any action under Section 5.01(a)(2), that the Indenture and the other Note Documents and the applicable Securities are the valid and binding obligations of the Successor Company; provided, however, that the Company shall not be required to furnish such Opinion of Counsel in connection with their request for the Trustee to authenticate the Initial Notes on the date of this Indenture.

Section 12.03       Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or the other Note Documents (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the applicable provisions of TIA § 314(e) and must include substantially:

(1)          a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)        a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)         a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)          a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.04 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Agents may make reasonable rules and set reasonable requirements for its functions.

Section 12.05       No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company or, if any, the Guarantors, as such, will have any liability for any obligations of the Company or, if any, the Guarantors under the Securities, this Indenture, any Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.06       Governing Law.

(a)        THIS INDENTURE, THE SECURITIES, AND ANY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)          Each party hereto irrevocably and unconditionally submits to the jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, New York County and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any jurisdiction thereof, in any action or proceeding arising out of or relating to this Indenture, the Securities or any Guarantees, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Indenture shall affect any right that any party hereto otherwise have to bring any action or proceeding relating to this Indenture against any party hereto or its properties in the courts of any jurisdiction.

(c)          Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture in any court referred to in Section 12.06(b) hereto. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)         Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.01 hereof, such service to be effective upon receipt. Nothing in this Indenture will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 12.07       Waiver of Immunity.

To the extent that the Company or, if any, the Guarantors has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by Applicable Law, such immunity in respect of its obligations under this Indenture, Security and/or, if any, Guarantees.

Section 12.08       Waiver of Jury Trials.

ALL PARTIES HERETO HEREBY (AND THE HOLDERS, BY THEIR ACCEPTANCE OF THE SECURITIES, THEREBY) IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, THE GUARANTEES, IF ANY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 12.09       No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10       Successors.

All agreements of the Company in this Indenture and the Securities will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 12.11       USA Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

Section 12.12       Severability.

In case any provision in this Indenture or in the Securities is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.13       Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile, or PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes and shall constitute effective execution and delivery of this Indenture as to the parties hereto and will be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Trustee pursuant to procedures approved by such Trustee.

Section 12.14       Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table (as applicable) and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.15       Communication by Holders of Securities with Other Holders of Securities.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Guarantors (if any), the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.16       Trust Indenture Act Controls.

This Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA, to the extent this Indenture is qualified thereunder. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties will control.

[Signatures on following pages]

Dated: April 22, 2026
Vistra Operations Company LLC, as Issuer

	By:	/s/ William M. Quinn
	Name:	William M. Quinn
	Title:	Senior Vice President and Treasurer

[Signature Page to Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Latoya S. Elvin
Name:	Latoya S. Elvin
Title:	Vice President

[Signature Page to Indenture]